SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 7, 2018 (November 7, 2018)

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On November 7, 2018, Bausch Health Companies Inc. (the “Company”) announced that it is seeking to enter into an incremental term loan facility amendment to its existing credit agreement, pursuant to which Valeant Pharmaceutical International (“VPI”), a Delaware corporation and an indirect wholly-owned subsidiary of the Company, is expected to borrow $750 million of new term loans (the “New Term B Loans”) and that VPI is expected to issue up to $750 million of secured debt securities (the “New Notes”), subject to market conditions.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K certain information provided to its lenders in connection with the New Term B Loans. Certain recent divestitures, including the sale of the Company’s Sprout Pharmaceuticals, Inc. and Obagi Medical Products, Inc. businesses (which were completed on December 20, 2017 and November 9, 2017, respectively), had the effect of increasing adjusted EBITDA by approximately $10 million for the twelve months ended September 30, 2018.

To supplement the disclosure of our financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude certain non-recurring and/or unusual items. The Company does not provide reconciliations of Adjusted EBITDA (non-GAAP) to GAAP net income (loss) for the assets described above because they were parts of larger businesses of the registrant and were not managed on a GAAP basis. We believe these non-GAAP measures are useful to investors in their assessment of our operating performance. In addition, these non-GAAP measures address questions we routinely receive from analysts and investors and, in order to ensure that all investors have access to similar data, we have determined that it is appropriate to make this data available to all investors. However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described above. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, measures calculated in accordance with GAAP.

The information contained in this Item 7.01 is being furnished, not filed, pursuant to Item 7.01. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated by reference.

Item 8.01 Other Events.

Credit Agreement Amendment

On November 7, 2018, the Company issued a press release relating to the New Term B Loans. The net proceeds of the New Term B Loans to be drawn under the incremental term loan facility amendment and from the issuance of the New Notes, along with cash on hand, are expected to be used to refinance the Company’s outstanding 7.500% Senior Notes due 2021 (the “Old Notes”).

The press release was issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of the New Notes. In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The New Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

Tender Offer and Consent Solicitation

On November 7, 2018, the Company also announced the launch of an offer to purchase for cash any and all of its outstanding Old Notes and a related consent solicitation (together, the “Tender Offer and Solicitation”) to effect certain amendments (the “Proposed Amendments”) to the indenture governing the Old Notes (the “Indenture”) that would eliminate substantially all of the restrictive covenants and events of default, which Proposed Amendments would be contained in a supplemental indenture (the “Supplemental Indenture”) to the Indenture. Holders who tender their Old Notes will be deemed to consent to all of the Proposed Amendments, and holders may not deliver consents without tendering their Old Notes. The Tender Offer and Consent Solicitation is being made only pursuant to the Offer to Purchase and Consent Solicitation Statement, dated November 7, 2018, and a related Letter of Transmittal and Consent (together, the “Offer Documents”), which more fully set forth the terms and conditions of the Tender Offer and Consent Solicitation. The Offer to Purchase and Consent Solicitation Statement does not constitute a notice of redemption of the Old Notes.

The Tender Offer and Solicitation will expire at 11:59 p.m., New York City time, on December 6, 2018 (unless extended), and tendered Old Notes and related consents may be withdrawn at or prior to, but not after, 5:00 p.m., New York City time, on November 21, 2018 (unless extended). The foregoing is qualified by reference to the press release that is attached as Exhibit 99.2, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release announcing the launch of the credit agreement amendment, dated November 7, 2018

99.2	Press release announcing the launch of the Tender Offer and Consent Solicitation, dated November 7, 2018

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing the launch of the credit agreement amendment, dated November 7, 2018

99.2	Press release announcing the launch of the Tender Offer and Consent Solicitation, dated November 7, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Paul S. Herendeen
	Name:	Paul S. Herendeen
	Title:	Executive Vice President, Chief Financial Officer

Date: November 7, 2018